Exhibit 21.0

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    Subsidiary                                                State of Incorporation
    ------------------------------------------------------    ------------------------------

    HomeGold, Inc.                                               South Carolina
    HomeGold, Inc. of Tennessee (a subsidiary of
        HomeGold, Inc.)                                          South Carolina
    Emergent  Mortgage Holdings Corporation (a subsidiary of
        HomeGold, Inc.)                                          Delaware
    Emergent  Mortgage Holdings Corporation II (a subsidiary of
        HomeGold, Inc.)                                          Delaware
    Emergent  Residual Holdings Corporation (a subsidiary of
        Emergent Mortgage Holdings Corporation II)               Delaware
    Emergent Insurance Agency Corporation                        South Carolina
    Carolina Investors, Inc.                                     South Carolina
    HomeGold Realty, Inc. (a subsidiary of HomeGold, Inc.)       South Carolina
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